Exhibit (a)(4)
                                   ARTICLES OF
                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                              ACCESSOR FUNDS, INC.


         I, J. ANTHONY WHATLEY, III, the President of Accessor Funds, Inc., a Maryland corporation having its principal office in Seattle, Washington (the "Corporation"), hereby certify to the State Department of Assessments and Taxation of Maryland that;

         FIRST: As of the date of these Articles of Amendment, the Corporation has no stock outstanding or subscribed for entitled to be voted on a charter amendment.

         SECOND: The Corporation's board of directors unanimously agreed by resolution adopted on May 17, 1993, to amend Section 1 of Article IV of the Articles of Incorporation to read as follows:

                  The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000,000 shares of the par value of $.001 per share, having an aggregate par value of $15,000,000. The capital stock is initially classified into eleven series, which are designated as follows:

                                                      Number of Authorized
     Series                                                  Shares

     Equity Market Portfolio                         1,000,000,000
     Growth Portfolio                                1,000,000,000
     Value and Income Portfolio                      1,000,000,000
     Small Cap Portfolio                             1,000,000,000
     International Equity Portfolio                  1,000,000,000
     Intermediate Fixed-Income Portfolio             1,000,000,000
     Short-Intermediate Fixed-Income Portfolio       1,000,000,000
     Mortgage Securities Portfolio                   1,000,000,000
     U. S. Government Money Portfolio                1,000,000,000
     Municipal Intermediate Fixed-Income Portfolio   1,000,000,000
     International Fixed-Income Portfolio            1,000,000,000

        I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

10/18/93

                             /s/J. Anthony Whatley, III
                             J. Anthony Whatley, III
                             President

ATTEST:


/s/Jacinta E. Titialii
Jacinta E. Titialii
Secretary
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